UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 17, 2008
The Hartford Financial Services Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-13958 (Commission File Number)	13-3317783 (IRS Employer Identification Number)
One Hartford Plaza
Hartford, Connecticut 06155
(Address of principal executive offices)
(860) 547-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation
Item 3.02. Unregistered Sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation
Item 7.01. Regulation FD Disclosures
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-3.1: CERTIFICATE OF DESIGNATIONS
EX-3.2: CERTIFICATE OF DESIGNATIONS
EX-3.3: CERTIFICATE OF DESIGNATIONS
EX-4.1: SECOND SUPPLEMENTAL INDENTURE
EX-4.2: FORM OF SERIES B WARRANT
EX-4.3: FORM OF SERIES C WARRANT
EX-4.4: REGISTRATION RIGHTS AGREEMENT
EX-10.1: INVESTMENT AGREEMENT
EX-10.2: REPLACEMENT CAPITAL COVENANT
EX-99.1: PRESS RELEASE

Explanatory Note
     This Form 8-K/A amends the Form 8-K of The Hartford Financial Services Group, Inc. (the “Company”) dated October 17, 2008 to file the agreements and other instruments relating to the Company’s sale of certain securities to Allianz SE.

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 17, 2008, the Company entered into an Investment Agreement (the “Investment Agreement”) with Allianz SE (“Allianz”), as contemplated by the previously announced Transaction Agreement entered into by the parties on October 6, 2008 (the “Transaction Agreement”). On execution, the Investment Agreement superseded the Transaction Agreement. The description below is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 to this Form 8-K/A and incorporated by reference herein.
     Under the Investment Agreement, among other things, the Company agreed to issue and sell in a private placement to Allianz for aggregate cash consideration of $2.5 billion: (i) $1.75 billion aggregate principal amount of the Company’s 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the “Debentures”); (ii) 6,048,387 shares of the Company’s Series D Non-Voting Contingent Convertible Preferred Stock (the “Series D Preferred Stock”), initially convertible (as discussed below) into 24,193,548 shares of the Company’s common stock (the “Common Stock”) at an issue price of $31.00 per share of Common Stock; and (iii) warrants (the “Warrants”) to purchase the Company’s Series B Non-Voting Contingent Convertible Preferred Stock (the “Series B Preferred Stock”) and Series C Non-Voting Contingent Convertible Preferred Stock (the “Series C Preferred Stock” and, together with the Series B Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) structured to entitle Allianz, upon receipt of necessary approvals, to purchase 69,115,324 shares of Common Stock at an initial exercise price of $25.32 per share of Common Stock. The private placement closed on October 17, 2008 (the “Closing Date”). See Item 3.02 herein for additional information about the terms of the Preferred Stock and Warrants.
     Exercise of the Warrants and conversion of the Preferred Stock are subject to receipt of specified governmental and regulatory approvals. In addition, the conversion into 34,308,872 shares of Common Stock of the Series C Preferred Stock underlying certain of the Warrants is subject to the approval of the Company’s stockholders in accordance with applicable regulations of the New York Stock Exchange. Under the Investment Agreement, the Company is obligated to pay Allianz $75 million if such stockholder approval is not obtained at the first stockholder meeting to consider such approval, and $50 million if such stockholder approval is not obtained at a second such meeting. If such stockholder approval is not obtained at such second meeting, the Company would be obligated to use its reasonable best efforts to list the Series C Preferred Stock on a public securities exchange.
     The Company has also agreed that, for the one-year period following the Closing Date, it will pay certain amounts to Allianz if the Company effects or agrees to effect any transaction (or series of transactions) pursuant to which any person or group (within the meaning of the U.S. federal securities laws) is issued Common Stock or certain equity-related instruments constituting more than 5% of the Company’s fully-diluted Common Stock outstanding at the time for an effective price per share (determined as provided in the Investment Agreement) of less than $25.32. Amounts so payable depend on the effective price for the applicable transaction (or the weighted average price for a series of transactions) and range from $50 million if the effective price per share is between $25.31 and $23.00, $150 million if between $22.99 and $20.00, $200 million if between $19.99 and $15.00 and $300 million if $14.99 or less.

2

Standstill Provisions
     Under the Investment Agreement, Allianz has agreed to certain standstill provisions that are also applicable to its subsidiaries and affiliates lasting until October 6, 2018, including limitations or prohibitions, among other things, on the acquisition of shares of Common Stock that would result in its beneficially owning more than 25% of the outstanding Common Stock, making or proposing a merger or change of control transaction or soliciting proxies, subject in each case to certain exceptions for a change of control and other matters, as specified in the Investment Agreement.
     The Company has also agreed under the Investment Agreement that, prior to entering into any binding agreement to effect a merger or similar business combination with a third party or to pay a break-up fee or similar compensation to a third party with respect to such a potential transaction, it will permit Allianz a reasonable period of time to conduct due diligence and make a bona fide competing proposal to the Company.

Item 2.03.	Creation of a Direct Financial Obligation
     As described under Item 1.01 above, pursuant to the Investment Agreement, the Company issued to Allianz $1.75 billion of Debentures. The Debentures were issued pursuant to a Junior Subordinated Indenture, dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture between the Company and the Trustee, dated as of October 17, 2008. The Debentures rank pari passu with the Company’s 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068. The Debentures initially bear interest at an annual rate of 10%, payable semi-annually, until October 15, 2018. Thereafter, the Debentures bear interest at an annual rate of three-month LIBOR plus 6.824%, payable quarterly. The foregoing description is qualified in its entirety by reference to the Second Supplemental Indenture, which is filed as Exhibit 4.1 to this Form 8-K/A and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities
     As described under Item 1.01 above, pursuant to the Investment Agreement, on October 17, 2008, the Company issued to Allianz in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Series D Preferred Stock for an aggregate cash purchase price of $750 million together with the Warrants. Until the third anniversary of the Closing Date, Allianz has agreed not to transfer the Warrants, the related Preferred Stock and any Common Stock received upon exercise of the Warrants or the Preferred Stock, or to engage in transactions with equivalent economic effect, except for transfers to specified affiliates of Allianz.
Preferred Stock
     Each Series of Preferred Stock ranks pari passu with each other Series of Preferred Stock and participates on a pari passu basis with dividends and other distributions paid on the Common Stock. The Preferred Stock has no voting rights. Each share of Preferred Stock is initially convertible into four shares of Common Stock, subject to receipt of specified governmental, regulatory and other approvals (including receipt of stockholder approval as described above in the case of the Series C Preferred Stock), which vary by Series. The conversion ratio under the Preferred Stock is subject to adjustment in certain circumstances.
Warrants
     Subject to receipt of specified governmental, regulatory and other approvals, the Warrants are exercisable to purchase 69,115,324 shares of Common Stock at an initial exercise price of $25.32 per share. Pending receipt of such approvals, the Warrants are immediately exercisable for the Series B Preferred Stock and the Series C Preferred Stock, which are initially convertible, in the aggregate, into such number of shares of Common Stock. The exercise price under the Warrants is subject to adjustment in certain circumstances. The Warrants have a term of seven years. The foregoing description is qualified in its entirety by reference to the forms of the Warrants, which are filed as Exhibits 4.2 and 4.3 to this Form 8-K/A and incorporated by reference herein.

3

Registration Rights Agreement
     Under a Registration Rights Agreement between the Company and Allianz, Allianz is entitled to require the Company to register for resale Common Stock acquired by it upon exercise or conversion of the Warrants and the Preferred Stock under the U.S. federal securities laws. In certain circumstances, Allianz is also entitled to demand registration of the Warrants and the Series C Preferred Stock. Allianz’s rights to require registration are subject to customary blackout and suspension periods. Allianz will also have customary piggyback registration rights. The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.4 to this Form 8-K/A and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation
     In connection with the issuance of the Preferred Stock, the Company filed with the Secretary of State of the State of Delaware Certificates of Designation establishing the terms of the Preferred Stock as described above, which amended the Company’s Amended and Restated Certificate of Incorporation, effective immediately upon filing on October 17, 2008. The foregoing description is qualified in its entirety by reference to the Certificates of Designation, which are filed as Exhibits 3.1, 3.2 and 3.3 to this Form 8-K/A and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosures
     On October 17, 2008, the Company issued a press release announcing the closing of the transactions contemplated by the Investment Agreement. The press release is furnished as Exhibit 99.1 to this Form 8-K/A.

Item 8.01.	Other Events
     In connection with the issuance of the Debentures, the Company entered into a replacement capital covenant (the “RCC”), whereby the Company agreed for the benefit of certain of its debtholders named therein that it will not repay, redeem, defease or repurchase and will cause its subsidiaries not to purchase, as applicable, all or any portion of the Debentures at any time prior to October 15, 2048, except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the applicable percentage (as defined in the RCC) of the proceeds from the sale of certain replacement capital securities as set forth in the RCC. The foregoing description is qualified in its entirety by reference to the RCC, which is filed as Exhibit 10.2 to this Form 8-K/A and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
No.	Description
3.1	Certificate of Designations with respect to Series B Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
3.2	Certificate of Designations of Series C Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
3.3	Certificate of Designation of Series D Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
4.1	Second Supplemental Indenture, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (including form of Debenture)
4.2	Form of Series B Warrant to Purchase Shares of Non-Voting Contingent Convertible Preferred Stock
4.3	Form of Series C Warrant to Purchase Shares of Non-Voting Contingent Convertible Preferred Stock
4.4	Registration Rights Agreement, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and Allianz SE
10.1	Investment Agreement, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and Allianz SE
10.2	Replacement Capital Covenant, dated as of October 17, 2008
99.1	Press Release of The Hartford Financial Services Group, Inc., dated October 17, 2008

4

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

Date: October 17, 2008	By:	/s/ Ricardo A. Anzaldua

	Name:	Ricardo A. Anzaldua
	Title:	Senior Vice President and Corporate Secretary

INDEX OF EXHIBITS

Exhibit
No.	Description
3.1	Certificate of Designations with respect to Series B Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
3.2	Certificate of Designations of Series C Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
3.3	Certificate of Designation of Series D Non-Voting Contingent Convertible Preferred Stock (including form of stock certificate)
4.1	Second Supplemental Indenture, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (including form of Debenture)
4.2	Form of Series B Warrant to Purchase Shares of Non-Voting Contingent Convertible Preferred Stock
4.3	Form of Series C Warrant to Purchase Shares of Non-Voting Contingent Convertible Preferred Stock
4.4	Registration Rights Agreement, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and Allianz SE
10.1	Investment Agreement, dated as of October 17, 2008, between The Hartford Financial Services Group, Inc. and Allianz SE
10.2	Replacement Capital Covenant, dated as of October 17, 2008
99.1	Press Release of The Hartford Financial Services Group, Inc., dated October 17, 2008